As filed with the Securities and Exchange Commission on December 12, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================



                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                                   INTUIT INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                               77-0034661
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)
                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of Principal Executive Offices)

                     INTUIT INC. 1993 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                          ---------------------------

                          CATHERINE L. VALENTINE, ESQ.
                                   INTUIT INC.
                                2700 COAST AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94303
                                 (650) 944-6000
                  (Name, Address and Telephone Number of Agent for Service)

                          ---------------------------

                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306




                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING         AMOUNT OF
      TO BE REGISTERED            REGISTERED          PER SHARE               PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

 Common Stock, $0.01 par value   9,700,000(1)         $48.78(2)         $473,166,000(2)        $124,915.82(3)
=============================================================================================================

(1) Represents additional shares available for awards under Registrant's 1993 Equity Incentive Plan, approved by stockholders on December 8, 2000.
(2) The offering price information is estimated as of December 8, 2000, pursuant to Rules 457(c) and 457(h), under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       This Registration Statement relates to 9,700,000 shares of Common Stock, $0.01 par value per share of the Registrant, reserved for issuance under the Intuit Inc. 1993 Equity Incentive Plan (the "Plan"). On March 12, 1993, the Registrant filed an initial Form S-8 Registration Statement (file no. 33-59458) to register 6,000,000 shares of Common Stock reserved for issuance under the Plan. On December 22, 1993, the Registrant filed a Form S-8 Registration Statement (file no. 33-73222) to register an additional 3,000,000 shares of Common Stock reserved for issuance under the Plan. On July 25, 1995, the Registrant filed a Form S-8 Registration Statement (file no. 33-95040) to register an additional 15,000,000 shares of Common Stock reserved for issuance under the Plan. On November 26, 1996, the Registrant filed a Form S-8 Registration Statement (file no. 333-16827) to register an additional 9,000,000 shares of Common Stock reserved for issuance under the Plan. On January 30, 1998, the Registrant filed a Form S-8 Registration Statement (file no. 333-45287) to register an additional 6,315,000 shares of Common Stock reserved for issuance under the Plan. On January 25, 1999, the Registrant filed a Form S-8 Registration Statement (file no. 333-71099) to register an additional 7,920,000 shares of Common Stock reserved for issuance under the Plan. On December 10, 1999, the Registrant filed a Form S-8 Registration Statement (file no. 333-92517) to register an additional 8,900,000 shares of Common Stock reserved for issuance under the Plan. (All share amounts have been adjusted to reflect stock splits.) The contents of such Registration Statements are incorporated herein by reference, except as set forth below.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

       The Registrant incorporates into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

       (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report or prospectus referred to in (a) above.

       (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  NAMED EXPERTS; INTERESTS OF NAMED COUNSEL

       The consolidated financial statements and schedule of Registrant appearing in Registrant's Form 10-K for the year ended July 31, 2000, have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon that is included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



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        The statements of income, stockholders' equity, and cash flows of Rock
Financial Corporation for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon that is included in the Registrant's Form 10-K for the year ended July 31, 2000. The report of KPMG LLP refers to a change in method of accounting for software developed for internal use. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Virginia R. Coles, Esq., Assistant General Counsel and Assistant Secretary of the Registrant. Ms. Coles is an employee of the Registrant. As of December 11, 2000, Ms. Coles held 1,535 shares of Intuit's common stock and held options to purchase 36,315 shares of Common Stock (of which 15,648 shares are exercisable within the next 60 days).


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Bylaws provide that:
(i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities at the Registrant's request in other business enterprises (including, for example, subsidiaries of the Registrant), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, for an act or omission not in good faith, intentional misconduct, a knowing violation of law or deriving an improper personal benefit from a transaction); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

       The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, by reason of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right of indemnification under the indemnity agreements, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party: (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any proceeding or claim brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the


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indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

        The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent readily available. The Registration currently carries a director and officer liability insurance policy.

ITEM 8.  EXHIBITS.


         4.01     Intuit Inc. 1993 Equity Incentive Plan, as amended through
                  December 8, 2000.

         4.02     Form of Stock Option Grant Agreement for use under the 1993
                  Equity Incentive Plan.

         4.03(1)  Registrant's Restated Certificate of Incorporation, dated
                  January 19, 2000.

         4.04(2)  Second Amended and Restated Rights Agreement, dated
                  October 15, 1999.

         4.05(3) Bylaws of Intuit, as amended and restated effective April 29, 1998.

         4.06(4)  Form of Specimen Certificate for Intuit's Common Stock.

         4.07(2)  Form of Right Certificate for Series B Junior Participating
                  Preferred Stock.

         5.01     Opinion of Counsel.

         23.01    Consent of Counsel (included in Exhibit 5.01).

         23.02    Consent of Ernst & Young LLP, Independent Auditors.

         23.03    Consent of KPMG LLP, Independent Auditors.

         24.01    Power of Attorney (see page 7).

--------------------------

(1) Filed as an exhibit to Intuit's Form 10-Q for the quarter ended April 30, 2000, filed with the Commission on June 14, 2000 and incorporated by reference.

(2) Filed as an exhibit to Intuit's Registration Statement on Form S-8 (File No. 333-92503) filed with the Commission on December 10, 1999, and incorporated by reference.

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

(3) Filed as an exhibit to Intuit's Form 8-K filed with the Commission on May 5, 1998 and incorporated by reference.

(4) Filed as an exhibit to Intuit's Form 10-K for the fiscal year ended July 31, 2000, filed with the Commission on October 13, 2000 and incorporated by reference.

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                  (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or


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

otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 11, 2000.

                                      INTUIT INC.



                                      By:    /s/ GREG J. SANTORA
                                         ---------------------------------------
                                             Greg J. Santora
                                             Senior Vice President and
                                             Chief Financial Officer


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


                                POWER OF ATTORNEY

        By signing this Form S-8 below, I hereby appoint each of Stephen M. Bennett and Greg J. Santora as my true and lawful attorneys-in-fact and agents, in my name, place and stead, to sign any and all amendments (including post-effective amendments) to this Form S-8 registration statement on my behalf, and to file this Form S-8 registration statement (including all exhibits and other documents related to the Form S-8 registration statement) with the Securities and Exchange Commission. I authorize each of my attorneys-in-fact to
(1) appoint a substitute attorney-in-fact for himself and (2) perform any actions that he believes are necessary or appropriate to carry out the intention and purpose of this Power of Attorney. I ratify and confirm all lawful actions taken directly or indirectly by my attorneys-in-fact and by any properly appointed substitute attorneys-in-fact. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


PRINCIPAL EXECUTIVE OFFICER:

    /s/ STEPHEN M. BENNETT                Chief Executive Officer,      December 11, 2000
------------------------------------        President and Director
Stephen M. Bennett

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


    /s/ GREG J. SANTORA                   Senior Vice President         December 11, 2000
------------------------------------      And Chief Financial Officer
Greg J. Santora


ADDITIONAL DIRECTORS:


    /s/ CHRISTOPHER W. BRODY              Director                      December 11, 2000
------------------------------------
Christopher W. Brody


    /s/ WILLIAM V. CAMPBELL               Director                      December 11, 2000
------------------------------------
William V. Campbell


    /s/ SCOTT D. COOK                     Director                      December 11, 2000
------------------------------------
Scott D. Cook


                                          Director                      December   , 2000
------------------------------------
L. John Doerr


    /s/ DONNA L. DUBINSKY                 Director                      December 11, 2000
------------------------------------
Donna L. Dubinsky


    /s/ MICHAEL R. HALLMAN                Director                      December 11, 2000
------------------------------------
Michael R. Hallman


    /s/ WILLIAM H. HARRIS, JR.            Director                      December 11, 2000
------------------------------------
William H. Harris, Jr.


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                                  EXHIBIT INDEX

Exhibit
Number         Description
------         ----------------------------------------------------------
4.01           Intuit Inc. 1993 Equity Incentive Plan, as amended through
               December 8, 2000.

4.02           Form of Stock Option Grant Agreement for use under the
               1993 Equity Incentive Plan.

5.01           Opinion of Counsel.

23.01          Consent of Counsel (included in Exhibit 5.01).

23.02          Consent of Ernst & Young LLP, Independent Auditors.

23.03          Consent of KPMG LLP, Independent Auditors.

24.01          Power of Attorney (see page 7).